UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2014

iTALK INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54664	20-5302617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2400 W. Cypress Creek Road, Suite 111, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)
(877) 652-3834
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

On February 18, 2014, iTalk, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with 33 Ltd., a Bermuda exempted company, (the “Buyer”) for the sale of 25,000,000 shares of its common stock, par value $.001, (the “Shares”) at a per share purchase price of $0.02 for an aggregate purchase price of $500,000.  The Company intends to use the proceeds for working capital purposes.

The Shares were issued pursuant to an exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Buyer represented their intention to acquire the Shares for investment only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends will be affixed to the certificates evidencing the Shares. The Buyers further represented it is not an U.S. person and that it will only resell the Shares in accordance with the provisions of Regulation S.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

10.1	Stock Purchase Agreement, dated February 18, 2014, between the Company and 33 Ltd., a Bermuda exempted company.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iTALK INC.

Dated: February 24, 2014	By:	/s/ David F. Levy
Name: David F. Levy
Title: President